SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                October 8, 2003
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

                                  MICHIGAN                                                                             38-0751137

                (State or other jurisdiction of                                                                   (I.R.S. Employer
                     incorporation or organization)                                                              Identification No.)

            1284 North Telegraph Road, Monroe, Michigan                                            48162-3390

                   (Address of principal executive offices)                                                     (Zip Code)

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name, former address and former fiscal year, if changed since last report.)

Item 9:  Regulation FD Disclosure.
On October 8, 2003, the Registrant issued a press release announcing management changes of three key executives.   A copy of the press release is attached hereto as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: October 8, 2003

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY ANNOUNCES MANAGEMENT CHANGES

Three Key Executives Take On Additional Responsibilities

MONROE, Michigan, October 8, 2003 — La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced changes intended to intensify the organization’s focus on the customer in each of its business segments, capitalize on the company’s brand strength, reduce redundancies and accelerate decision making.

“Over the past few weeks, I have had the opportunity to meet with each of our companies and have gained a broader view of our organization,” said Kurt L. Darrow, La-Z-Boy’s president and CEO. “I am more convinced than ever that we have the foundation and the talent to take this great organization to the next level. We must strengthen our communication effort throughout the company, encourage speed, performance and accountability at all levels in order to accelerate profitable growth. The changes announced today are designed to help us accomplish these goals. Several of our key executives will have individual business unit responsibility as well as additional oversight for other companies in their business group.” Among the announced changes:

CASEGOODS GROUP

Steven M. Kincaid, currently president of Kincaid, will take on the additional responsibility of president of the La-Z-Boy Casegoods Group. In his expanded role, Kincaid will report directly to Darrow and will coordinate the activities of all the other casegoods companies. The presidents of each of these divisions will now report to him, though they will have full responsibility and accountability for their respective businesses. He also will be responsible for La-Z-Boy’s consolidated global sourcing and operations for casegoods.

Kincaid grew up working in the business and in 1970, he officially joined Kincaid Furniture Company as a sales representative, eventually working his way up to president and CEO by 1983. In 1988, Kincaid became part of the La-Z-Boy family of companies. He is the current president of the American Furniture Manufacturers Association, vice president of the American Furniture Hall of Fame and chairman of the International Home Furnishings Market Authority. He also is a board member of the Furniture Foundation and a recipient of the City of Hope “Spirit of Life Award.”

UPHOLSTERY GROUP

“The realignment of senior management in our Upholstery Group will enable us to increase our focus on accelerating profitable growth in our core upholstery business. This effort will be led by two seasoned veterans, John Case and Rod England,” Darrow noted.

John J. Case has been named president of La-Z-Boy Branded Product. In his new role, Case will directly manage the La-Z-Boy Residential business, previously headed by Darrow, which also includes the La-Z-Boy company-owned retail stores. In addition, La-Z-Boy Contract and La-Z-Boy’s international businesses will report to him. Case will have responsibility for the La-Z-Boy® brand which is unquestionably the industry’s most recognized and favorite brand name as recently noted in the trade publication INFURNITURE. In fact, not only is the brand name unparalleled in the industry, but it is also the third best consumer brand name in the home as recently published in the bi-annual survey performed by HFN Magazine.

Having joined La-Z-Boy in 1977, Case served as vice president of marketing for many years and played a significant role in the growth and direction of La-Z-Boy. In 1999 he was named president of the newly formed La-Z-Boy Residential division. Case has been actively involved in the American Furniture Manufacturers Association, serving on its Blue Ribbon Committee and Public Relations Sub-Committee. He also is a board member for the City of Hope Cancer Research Center, serving on its Home Furnishings Appliances Division.

Rodney D. England, in addition to his current role as president of England Inc., will provide direction to the non-La-Z-Boy branded upholstery companies. The presidents of these companies will now report to him. Darrow said, “England’s extensive experience in the highly competitive upholstery business uniquely qualifies him to provide valuable advice and guidance to these companies.”

England began his career in furniture 39 years ago working in the family business. In 1987, he became president of England, which was acquired by La-Z-Boy in 1995. He is also active in the industry as a member of the American Furniture Manufacturer’s Association and was president of the American Furniture Hall of Fame currently serving as a director.

“These three individuals are immensely qualified leaders and industry veterans who are well respected within the company as well as the industry as a whole and are keenly in tune with the respective casegoods and upholstery business dynamics,” said Darrow.

Key corporate staff executives will also report directly to Darrow. These individuals include: David M. Risley, senior vice president and chief financial officer; Stanley W. Kirkwood, vice president and corporate chief information officer; and Steven P. Rindskopf, vice president corporate human resources.

“With these moves, we have taken a significant step forward in creating an organization that will be more customer-focused, responsive to change, quicker to make decisions and intensely focused on our brand name, accountability and performance,” said Darrow. “I have great confidence in this talented management team and look forward to working closely with them as we lead the company into the future.”

Investors and others wishing to receive e-mail notification of future La-Z-Boy news releases, SEC filings and the company's regularly-scheduled quarterly investor conference calls may sign up via the Internet at: http://my.lazboy.com/mygallery/investor_relations.cfm.

Background Information

With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract Furniture Group and Sam Moore, and the La-Z-Boy Casegoods Group companies are Alexvale, American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 319 stand-alone La-Z-Boy Furniture Galleries® stores and 319 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry’s fifth largest U.S. furniture retailer and the second largest single source furniture retailer. Additional information is available at http://www.la-z-boy.com/.